    As filed with the Securities and Exchange Commission on December 19, 1996
                              Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                          -----------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------

                           RAINBOW TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)

DELAWARE                                                  95-3745398
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            Identification Number)
                               ------------------

                               50 TECHNOLOGY DRIVE
                            IRVINE, CALIFORNIA 92618
                                 (714) 450-7300
   (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)
                               ------------------

                                WALTER W. STRAUB
                         C/O RAINBOW TECHNOLOGIES, INC.
                               50 TECHNOLOGY DRIVE
                            IRVINE, CALIFORNIA 92618
                                 (714) 450-7300
(Name, address, including zip code, and telephone number, including area code of agent for service)
                               ------------------

                                   Copies to:
                            JOHN J. HUGHES, JR., ESQ.
                          MOSKOWITZ ALTMAN & HUGHES LLP
                               11 EAST 44TH STREET
                            NEW YORK, NEW YORK 10017
                                 (212) 953-1121
                               ------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: AS SOON AS PRACTICABLE AFTER THE DATE THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                               ------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS                        PROPOSED         PROPOSED MAXIMUM
OF SECURITIES TO BE    AMOUNT TO BE    MAXIMUM OFFERING    AGGREGATE OFFERING        AMOUNT OF
     REGISTERED         REGISTERED      PRICE PER UNIT          PRICE (1)        REGISTRATION FEE
-------------------------------------------------------------------------------------------------
Common Stock,
$.001 par value           336,511           $20.75             $6,982,603              $2,116
-------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(c) for the purpose of computing the Registration Fee based on the average of the high and low prices of the Common Stock on the NASDAQ National Market System on December 13, 1996.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


                        --------------------------------


                                   PROSPECTUS

                        --------------------------------


                         336,511 SHARES OF COMMON STOCK

                           RAINBOW TECHNOLOGIES, INC.

                             ----------------------


      The 336,511 shares of Common Stock of Rainbow Technologies, Inc. (the "Company") being offered hereby are for the account of certain Selling Shareholders. The Company will not receive any proceeds from the sale of shares by the Selling Shareholders.

      The Company's Common Stock is traded on the NASDAQ National Market System under the symbol "RNBO." On December 13, 1996, the last reported sale price of the Company's Common Stock on the NASDAQ National Market System was $20.875 per share.

      The shares of Common Stock offered hereby were issued by the Company in connection with the Company's acquisition of Software Security, Inc. ("SSI"). The shares of Common Stock offered hereby represents approximately 4.3 percent of the Company's currently outstanding Common Stock.

                             ----------------------


            SEE "INVESTMENT CONSIDERATIONS" FOR INFORMATION POTENTIAL
              INVESTORS SHOULD CONSIDER CAREFULLY BEFORE PURCHASING
                     SHARES OF COMMON STOCK OFFERED HEREBY.
                             ----------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
            ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
               OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------

                The date of this Prospectus is December 19, 1996

                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates or may be examined without charge at the public reference facilities maintained at the principal office of the Commission.

      This Prospectus constitutes a part of a Registration Statement on Form S-3 filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the securities offered hereby. Statements contained herein concerning the provisions of any documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. The Registration Statement, including the exhibits and schedules thereto, may be inspected without charge at the Commission's principal office, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Commission's public reference section at prescribed rates.

      NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN WHICH SUCH OFFER IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE CIRCUMSTANCES OF THE COMPANY OR THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents which have been filed by the Company with the Commission (File No. 0-16641) pursuant to the 1934 Act, are incorporated herein by reference: the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996.

      All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) and 15(d) of the Exchange Act, prior to the termination of the offering of the Shares pursuant to this Prospectus shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement.

      The Company will furnish without charge, to each person, including any beneficial owners, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents which have been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the document that this Prospectus incorporates by reference). Requests for such copies should be directed to Ann Jones, Rainbow Technologies, Inc., 50 Technology Drive, Irvine, California 92618; telephone number (714) 450-7300.

                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus or incorporated by reference herein.

                                   THE COMPANY

      Rainbow Technologies, Inc. and its subsidiaries (the "Company") design, develop and manufacture (i) software program protection products (the "Software Protection Products"), which the Company markets to software developers and information publishers worldwide, and (ii) products that provide secure voice communication and data transmission using encryption technology (the "Information Security Products") which the Company markets to organizations of the United States Government, such as the Department of Defense and National Aeronautics and Space Administration ("NASA"), and to contractors and manufacturers in the aerospace and related industries.

      In May 1995, the Company acquired Mykotronx, Inc. ("Mykotronx") in a transaction accounted for as a pooling-of-interests. Located in Torrance, California, Mykotronx is a leading supplier of information security products. The Company's principal subsidiaries are located in California, the United Kingdom, Germany and France. Unless the context otherwise requires, the term "Company" refers to Rainbow Technologies, Inc. and its subsidiaries.

      The Company markets its Software Protection Products worldwide to software developers and information providers. The Company markets its Information Security Products to various organizations of the U.S. Government, including the Department of Defense, NASA and the United States Air Force, and contractors and manufacturers in the aerospace and related industries. Approximately 67% of the Company's revenues are derived from Software Protection Products and approximately 33% of the Company's revenues are derived from Information Security Products.

      In October 1996, the Company acquired the business and operations of Software Security Inc. ("SSI") in a transaction accounted for as a pooling of interests. The Company issued 336,511 shares of its Common Stock in exchange for all of the outstanding shares of SSI. SSI develops, manufactures and markets software security products worldwide.

                                  THE OFFERING

Common Stock offered by the Selling Shareholders         336,511

Common Stock to be outstanding after the Offering        7,760,117 Shares(1)

Use of Proceed                                           The Company will not
                                                         receive any proceeds
                                                         from the sale of
                                                         Common Stock by the
                                                         Selling Shareholders

NASDAQ-NMS symbol                                        RNBO

---------------
  (1) Excludes 4,366 shares of Common Stock reserved for issuance upon the exercise of stock options assumed by the Company in connection with its acquisition of Software Security Inc.

                                  RISK FACTORS

        In addition to the other information contained in this Prospectus, the following factors should be considered carefully before purchasing shares of Common Stock offered by this Prospectus.

FLUCTUATIONS IN OPERATING RESULTS

        The Company's future operating results could be subject to significant fluctuations, particularly on a quarterly basis. The Company's quarterly operating results may fluctuate due to numerous factors. Some of these factors include significant changes or developments in the software or information security industries, the commencement, delay or conclusion of significant government contracts, changes in foreign currency exchange rates, and timing of acquisitions and associated costs.

DEPENDENCE ON PROPRIETARY TECHNOLOGY

        The Company's success is heavily dependent upon its proprietary technology. The Company relies on a combination of contractual rights, trademarks, trade secrets and copyright laws to establish or protect its proprietary rights in its products. There can be no assurance that the steps taken by the Company in this regard will be adequate to deter misappropriation of its proprietary rights or independent third party development of functionally equivalent technology. With regard to the technology controlled by the Company's Mykotronx subsidiary, the U.S. Government retains ownership of substantially all of the intellectual property, primarily algorithms, that the Company uses in its products. The U.S. Government grants to the Company a non-exclusive license to use the intellectual property created by Mykotronx in fulfilling contracts for government agencies or contractors. The Company has no patents nor patent applications pending. Mykotronx enters into confidentiality or license agreements with its employees, distributors, customers and potential customers and has limited access to and distribution of its software, documentation, and other proprietary information. There can be no assurance, however, that these measures have been adequate to prevent misappropriation of its proprietary technology or that competitors will not independently develop technologies that are substantially equivalent or superior to the Company's technology.

DEPENDENCE ON SOLE CHIP SUPPLIER

        The Company currently has one supplier of the ASIC chip used in its largest selling product. In addition, the ASIC chips used in the Company's other products are generally manufactured by other individual suppliers. In the event that such supplier is unable to fulfill the Company's requirements, the Company may experience an interruption in the production of its largest selling product until an alternative source of supply is developed. The Company maintains an inventory of ASIC chips to limit the potential for such an interruption. The Company believes that there are a number of companies capable of manufacturing the ASIC chips within approximately six months of such an interruption.

        The VLSI chips used by the Company's Mykotronx subsidiary are processed to the specifications of the U.S. Government and Mykotronx by VLSI Technologies. This supplier is the only supplier capable of meeting the U.S. Government's specifications for the VLSI chips. In the event that such supplier is unable to fulfill the production requirements of the Company or otherwise halts its production of the VLSI chips, the Company may experience an interruption in the production of VLSI chips until an alternative source of supply is developed. Any such interruption in the availability of the VLSI chips could have a material adverse effect on the operations of the Company.

NEW PRODUCTS AND TECHNOLOGICAL CHANGE

      The software program and information protection market is subject to frequent and rapid changes in technology. There is a risk that any given technology in the industry, including the technology of the Company, will be rendered obsolete or non-competitive by future discoveries and developments. As a result, the Company's growth and future financial performance depend upon its ability to introduce new products and enhance existing products that accommodate the latest technological advances and customer requirements. There can be no assurance that any such products will be successfully introduced or achieve market acceptance. Any failure by the Company to anticipate or respond adequately to changes in technology and customer preferences, or any significant delays in product development or introduction, could have a material adverse effect on its business.

U.S. GOVERNMENT BUSINESS

        The Company's Mykotronx subsidiary receives the majority of its revenue from contracts with U.S. Government agencies or contractors hired by the U.S. Government. To secure additional contracts, Mykotronx is often required to submit bids to other agencies and contractors in response to "requests for proposal" published by such agency or contractor. In either case, Mykotronx' contracts with the U.S. Government agencies may be terminated, in whole or in part, at the convenience of the customer (as well as in the event of default). In addition, government funding for programs supporting Mykotronx' contracts is generally provided on a government fiscal year basis and is subject to the continuing availability of congressional appropriations. Termination or substantial curtailment of the U.S. Government programs supporting Mykotronx contracts would have a material adverse effect on the operations of the Company.

LIMITED MARKET FOR MYKOTRONX PRODUCTS AND SERVICES

        The principal market for the products of the Company's Mykotronx subsidiary has been agencies of the U.S. Government and its products have not been generally offered in the commercial marketplace. The Company intends to introduce Mykotronx' products and expertise to the commercial marketplace. However, there, can be no assurance that a commercial product for Mykotronx information and data security products will be developed, or, even if developed, that a market will exist and that Mykotronx would be able to successfully offer its products. In addition, Mykotronx' current products require government approval for such products to be offered in foreign markets. In the event the Company seeks such approval, there can be no assurance that such approval will be granted or that the Company could successfully sell Mykotronx products in foreign markets.

NO ASSURANCE OF SUCCESSFUL DEVELOPMENT AND COMMERCIALIZATION OF PRODUCTS

        The Company is currently developing technology to create new products for introduction in future periods. These new products are being developed to make the Company more competitive in the industries in which it will compete. Product development involves a high degree of risk. Significant research and development relating to the creation of new products or the enhancement of current products is required prior to commercialization. There can be no assurance that the new products will be brought to market, or successful if they are brought to market, primarily due to increasing technological change and evolving customer demands.

DEPENDENCE ON SUPPLIERS

        The Company manufactures its Software Protection Products on the basis of its forecast of near-term demand and maintains inventory in advance of receipt of firm customer orders. Orders from software publishers are generally placed on an "as needed" basis and are usually shipped by the Company within one week after receipt of the order. On time delivery of the Company's Software Protection Products is dependent upon the availability of quality components used by the Company in such products. A significant interruption in the delivery of such items could have a material adverse effect on the Company's results of operations.

INTERNATIONAL SALES

        The Company markets its Software Protection Products worldwide to software developers and information providers. In 1995, approximately 46% of the Company's sales of Software Protection Products were made internationally. The Company expects that international sales will continue to represent a significant portion of the Company's Software Protection Products revenues and that the Company will be subject to the normal risks of international sales, such as export laws, currency fluctuations, longer payment cycles, greater difficulties in accounts receivable collection and the requirement of complying with a wide variety of foreign laws. Although the Company has not previously experienced any difficulties under foreign law in exporting its products to other countries, there can be no assurance that the Company will not experience such difficulties in foreign countries in the future. Any such difficulties would have a material adverse effect on the Company's international sales. In addition, Mykotronx current products require government approval for such products to be offered in foreign markets. In the event the Company seeks such approval, there can be no assurance that such approval will be granted or that the Company could successfully sell Mykotronx products in foreign markets. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent as do the laws of the United States, see "Dependence on Proprietary Technology."

CURRENCY FLUCTUATIONS

        The Company prices its international products in the currency of the country in which the product is sold. Accordingly, the prices of such products in dollars will vary as the value of the dollar fluctuates against such currencies. There can be no assurance that there will not be increases in the value of the dollar against such currencies that will reduce the dollar return to the Company on the sale of its products in such countries.

COMPETITION

        As to its Software Protection Products, the Company operates in highly competitive and rapidly changing markets and competes with a variety of companies that offer certain of the products and services offered by the Company. The Company competes with a number of relatively small companies. Although certain of the Company's competitors offer lower prices which has resulted in the Company lowering prices on certain of its products, the Company believes that its technical support services and ease of implementation of its products distinguish the Company from its competitors. However, there can be no assurance that the Company will be able to continue to compete successfully with its existing competitors or will be able to compete successfully with new competitors.

        As to its Information Security Products, the Company believes that in markets in which it competes there are some participants that have greater financial, technical and marketing resources than the Company. There can be no assurance that the Company will be able to continue to compete successfully with their existing competitors or will be able to compete successfully with new competitors.


KEY PERSONNEL

        The Company's success depends to a significant degree upon the continued contributions of the Company's key management, marketing, product development and operational personnel. The success of the Company will depend to a large extent upon its ability to retain and continue to attract highly skilled personnel. Competition for employees in the computer and information security industry is intense, and there can be no assurance that the Company will be able to attract and retain enough qualified employees. If the business of the Company grows, it may become increasingly difficult for it to hire, train and assimilate the new employees needed. If the Company is unable to retain and attract key employees there could be a material adverse effect on the Company's product development and results of operations.

        The Company's ability to secure contracts with agencies and contractors of the U.S. Government depends on the Company retaining personnel with appropriate U.S. Government security clearance. The Company currently has employees with the appropriate authorization to address national security issues with agencies and contractors of the U.S. Government. The success of the Company's Mykotronx subsidiary depends to a significant degree upon the continued contribution of these employees. However, there can be no assurance that employees who possess such authorization will remain with the Company, and no assurance that others who can obtain the appropriate authorization will be available for employment with the Company. The failure to have personnel with such authorization could have an adverse material effect on the operations of the Company.

EFFECT OF ANTITAKEOVER PROVISIONS OF DELAWARE LAW AND THE COMPANY'S CHARTER DOCUMENTS

        Certain provisions of Delaware law and the charter documents of the Company may have the effect of delaying, deferring or preventing changes in control or management of the Company. The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law, which has the effect of restricting changes in control of a company. The effect of the antitakeover protections of Delaware law and the Company's charter documents could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of the outstanding stock of the Company.

POSSIBLE VOLATILITY OF RAINBOW STOCK PRICE

        The prices for the Company's Common Stock have fluctuated in the past. The management of the Company believes that such fluctuations may have been caused by announcements of new products, quarterly fluctuations in the results of operations and other factors, including changes in conditions of the software program and information protection market in general. Stock markets have experienced extreme price volatility in recent years. This volatility has had a substantial effect on the market prices of securities issued by the Company and other high technology companies, often for reasons unrelated to the operating performance of the specific companies. The Company anticipates that prices for the Company's Common Stock may continue to be volatile.

                                 USE OF PROCEEDS

        The Company will not receive any proceeds from the sale of Common Stock by the Selling Shareholders.

                              SELLING SHAREHOLDERS

      The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock of the Selling Shareholders as of December 13, 1996, as adjusted to reflect the sale of the shares of Common Stock offered hereby by the Selling Shareholders. The Company will not receive any proceeds from the sale of the Shares of Common Stock.


                                 SHARES BENEFICIALLY                    SHARES BENEFICIALLY
                                    OWNED PRIOR TO      SHARES BEING        OWNED AFTER
NAME                                   OFFERING            OFFERED           OFFERING
----                                   --------            -------           --------
Margaret Chou                          129,832             129,832               0
Richard Erett                          129,315             129,315               0
Frederik Engel                          65,174              65,174               0
Hendrik Vermeulen                        2,758               2,758               0
Joseph M. Kulinets                       1,293               1,293               0
Martin Wargon                            1,293               1,293               0
Surin Banta                                862                 862               0
Wallace Collins                            862                 862               0
William Gaillard                           862                 862               0
Laszlo Elteto                              517                 517               0
Patricia Erett                             517                 517               0
Leonid Grinshpan                           517                 517               0
Eleanor Boekman                            258                 258               0
Raymond M. Grant                           258                 258               0
William G. Helmke, Jr.                     258                 258               0
Anatoli Levine                             258                 258               0
Joan Piorkowski                            258                 258               0
Robert D. Tyska                            258                 258               0
Cindy Vilics                               258                 258               0
Tamara Dolinskaya                          172                 172               0
Debra Cajigas                              129                 129               0
Maureen Humphrey                           129                 129               0
Mary Jane Kreusser                         129                 129               0
Jeanne M. Urso                             129                 129               0
Autumn Worthington                         129                 129               0
Leonid Epshteyn                             43                  43               0
Georgianna Muha                             43                  43               0
All Selling Shareholders
  as a group (27 persons)              336,511             336,511               0

        Certain of the Selling Shareholders may be deemed to be "affiliates" of the Company, as that term is defined under the Securities Act. The Selling Shareholders acquired the shares offered hereby in private transactions which were not registered under the Act. Consequently, in connection with this offering certain of the Selling Shareholders may be deemed to be an "underwriter" of the Company's Common Stock offered hereby, as that term is defined under the Act. The Selling Shareholders intend to sell the shares offered hereby from time to time for their own respective accounts in the open market at the prices prevailing therein or in individually negotiated transactions at such prices as may be agreed upon. Although there are no current arrangements therefor, commissions equal to or in excess of normal brokerage commissions may be paid to brokerage firms in connection with such sales. Each Selling Shareholder will bear all expenses with respect to the offering of shares by him except that the Company will pay the costs associated with registering the shares under the Act and preparing this Prospectus.

                          DESCRIPTION OF CAPITAL STOCK

        The Company is authorized by its Certificate of Incorporation to issue 20,000,000 shares of Common Stock, par value $.001 per share. The holders of Common Stock of the Company are entitled, among other things, (i) to share ratably in dividends, if, when, and as declared by the Board of Directors out of funds legally available therefor, (ii) to one vote for each share held of record on all matters at all meetings of shareholders, and (iii) in the event of liquidation, dissolution or winding-up of the Company, to share ratably in the distribution of assets remaining after payment of debts and expenses. Holders of shares of Common Stock have no cumulative voting rights or preemptive rights to subscribe for or purchase any additional shares of capital stock issued by the Company. All issued and outstanding shares of Common Stock are validly issued, fully paid and non-assessable. The Company's transfer agent and registrar is U.S. Stock Transfer Corporation.

                              PLAN OF DISTRIBUTION

        The shares being registered hereby for the account of the Selling Shareholders will be offered for sale by such holders from time to time in the public marketplace. None of the securities offered by the Selling Shareholder are being offered through underwriters and no arrangements have been made with any outside broker, dealer or underwriter for the resale of such securities, all of which may be offered for sale from time to time in the public market.

                                LEGAL PROCEEDINGS

        The Company believes that there are no legal proceedings, pending or contemplated, to which the Company, or any of its subsidiaries, is the subject or to which the Company or any of its subsidiaries is a party. The Company also knows of no material legal proceedings, pending or threatened, or judgments entered against any director or executive officer of the Company or any of its subsidiaries in his/her capacity as such where the position of any such director or executive officer is adverse to the Company or any of its subsidiaries.

                                  LEGAL MATTERS

        Certain legal matters in connection with this offering are being passed upon for the Company by its securities counsel, Moskowitz Altman & Hughes LLP, New York, New York.

                                     EXPERTS

        The consolidated financial statements and schedule of the Company included in its Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Ernst & Young LLP, independent auditors, as stated in their report which is incorporated herein by reference. Such consolidated financial statements and schedule have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                   PROSPECTUS

                        --------------------------------


                         336,511 SHARES OF COMMON STOCK

                           RAINBOW TECHNOLOGIES, INC.

                             ----------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

             The expenses payable by Registrant in connection with the securities being registered are estimated as follows:

             Securities and Exchange Commission
                 Registration Fee                     $ 2,116
             Legal Fees and Expenses                   10,000
             Accounting Fees                           10,000
                                                       ------
             Total                                     22,116
                                                       ------


ITEM 15.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

             Section 145 of the Delaware General Corporation Law authorizes corporations organized thereunder, such as the Company, to indemnify directors and officers against liabilities which they may incur in their capacities as such, including judgments, fines, expenses and amounts paid in settlement of litigation. Said section provides that the indemnification authorized thereby is not exclusive of any other rights to which a director or officer may be entitled under any by-law, agreement, vote of shareholders or otherwise. The Company's by-laws provide for indemnification of the Company's directors and officers to the fullest extent permitted by law against any liabilities they may incur in their capacities as such.

             The Company also maintains a directors' and officers' liability insurance policy insuring directors and officers of the Company for covered losses as defined in the policy.

ITEM 16.     EXHIBITS

             The following exhibits are incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995:

Exhibit No.    Description
-----------    -----------
    5          Opinion of Moskowitz Altman & Hughes LLP

   23.(a)      Consent of Ernst & Young LLP

      (b)      Consent of Moskowitz Altman & Hughes LLP

ITEM 17.       UNDERTAKINGS

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) do not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 18th day of December, 1996.

                                         RAINBOW TECHNOLOGIES, INC.
                                         REGISTRANT


                                         By: /s/ Walter W. Straub
                                            ------------------------------------
                                            Walter W. Straub,
                                            President, Chief Executive Officer
                                            and Chairman of the Board

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/ Walter W. Straub                            December 18, 1996
---------------------------------
Walter W. Straub,
President, Chief Executive
Officer and Chairman of the Board


/s/ Peter M. Craig                              December 18, 1996
---------------------------------
Peter M. Craig,
Executive Vice President,
Secretary and Director


/s/ Alan K. Jennings                            December 18, 1996
---------------------------------
Alan K. Jennings,
Director


/s/ Patrick E. Fevery                           December 18, 1996
---------------------------------
Patrick E. Fevery,
Vice President and Chief
Financial Officer


/s/ Richard P. Abraham                          December 18, 1996
---------------------------------
Richard P. Abraham,
Director

/s/ Marvin Hoffman,                             December 18, 1996
---------------------------------
Marvin Hoffman,
Director